Exhibit 99.1

Semrush Announces Second Quarter 2022 Financial Results

More than 91,000 Customers as of June 30, 2022
Second Quarter Revenue of $62.6 million

BOSTON, August 10, 2022 /Businesswire/ -- Semrush Holdings, Inc. (“Semrush” )(NYSE: SEMR), a leading online visibility management SaaS platform, today reported results for the quarter ended June 30, 2022.

“We saw sequential growth accelerate in the second quarter as we added a record $5.5 million of revenue. Our growth was once again underpinned by higher average revenue per customer, driven by an increased proportion of customers from higher priced plans and growth of add-ons. We also made remarkable progress with relocations and are well on target to wind down our operations in Russia ahead of plan,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.

“I am pleased with our customer additions, combined with a record performance in the first quarter we added 9,000 new customers through the first six months of the year. It is still very early but our two most recent acquisitions, Backlinko and Kompyte are already having a positive impact on our growth. Looking ahead, we are mindful of a more uncertain economic environment but remain focused on pursuing the appropriate investments to sustain strong growth through 2022 and beyond,” added Mr. Shchegolev.

Second Quarter 2022 Financial Highlights

•Second quarter revenue of $62.6 million, up 39% year over year
•ARR of $255 million as of June 30, 2022, up 35% year over year
•Dollar-based net revenue retention of 125% as of June 30, 2022, compared to 127% in the previous quarter
•More than 91,000 paying customers as of June 30, 2022, up approximately 18% from a year ago
•Net loss of $8.3 million for the second quarter, compared with a net loss of $279 thousand a year ago
•Non-GAAP net loss of $6.1 million for the second quarter which includes $3.5 million of expense associated with the winding down of our Russia operations, compared with non-GAAP net income of $290 thousand a year ago

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how we define ARR, dollar-based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Business Highlights

•Local listing add-on revenue was up more than 70% from the previous year as we expanded availability to 22 new markets in the quarter

•We continue to see a richer mix as the number of customers who pay more than $10,000 annually grew more than 80% and customers on our two higher priced plans are up more than 25% from a year ago

•Kompyte achieved the first cross-sale to an existing Semrush customer, and we continue to see strong demand from both new and existing customers

•Relocated the vast majority of eligible employees ahead of schedule and under budget, and as of August 10, 2022 we no longer have operating subsidiaries in Russia

Business Outlook

Based on information as of today, August 10, 2022, we are issuing the following financial guidance:

Third Quarter 2022 Financial Outlook

•Revenue is expected to be in a range of $63.8 million to $64.2 million, up 30% year over year
•Non-GAAP net loss is expected to be in a range of $13 to $12 million, which includes incremental $7 to $5 million of one-time relocation costs related to the winding down of our Russia operations

Full-Year 2022 Financial Outlook

•Revenue is expected to be in a range of $251 million to $253 million, up 34 to 35% year over year
•Non-GAAP net loss is expected to be in a range of $32 to $28 million, which includes $11 to $10 million of one-time relocation costs related to the winding down of our Russia operations

Reconciliation of non-GAAP net loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Details

Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.

Date: Thursday, August 11, 2022
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Evgeny Fetisov, CFO, and Eugene Levin, President
Conference ID: 3520221
Participant Toll Free Dial-In Number: 1 (888) 350-3436
Participant International Dial-In Number: 1 (646) 960-0185

Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 91,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Dallas, Amsterdam, Berlin, Barcelona, Prague, Warsaw, Belgrade, and Limassol as well as new locations in Turkey, Armenia, and Georgia.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for future periods; statements about our ability to successfully relocate employees out of Russia, including executing our relocation plans on the timeline we expect and at the anticipated cost; statements about future operating results; statements regarding the expectations of demand for our products, including adoption of and demand for new products and features, our addressable market size, and growth of our business; statements about the market opportunity and our positioning to capture the market opportunity; and statements about the effectiveness of our products and our competitive advantages.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K, filed with the SEC on March 18, 2022, as updated by our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measures & Definitions of Key Metrics

Semrush has provided in this release the non-GAAP financial measure of non-GAAP net income (loss). Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as the daily revenue of all paid subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365, except that we calculate the ARR of Prowly's customers as the monthly recurring revenue as of the last month of the reporting period multiplied by 12. Semrush includes both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as Semrush does not have any indication that a customer has canceled or intends to cancel its subscription and Semrush continues to generate revenue from them.

Dollar-based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$62,610	$45,005	$119,738	$85,003
Cost of revenue ¹	12,598	10,238	24,185	19,011
Gross profit	50,012	34,767	95,553	65,992

Operating expenses
Sales and marketing ¹	30,894	18,298	56,724	34,755
Research and development ¹	9,671	5,964	17,809	11,322
General and administrative ¹	14,218	10,520	28,381	18,424
Exit costs	3,485	—	3,485	—
Total operating expenses	58,268	34,782	106,399	64,501
(Loss) income from operations	(8,256)	(15)	(10,846)	1,491
Other income (expense), net	711	(123)	870	(72)
(Loss) income before income taxes	(7,545)	(138)	(9,976)	1,419
Provision for income taxes	739	141	879	227
Net (loss) income	$(8,284)	$(279)	$(10,855)	$1,192

Net (loss) income per share attributable to common stockholders:
Basic	$(0.06)	$—	$(0.08)	$0.01
Diluted	$(0.06)	$—	$(0.08)	$0.01

Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders:
Basic	141,042	135,312	140,921	115,951
Diluted	141,042	135,312	140,921	137,263
¹ includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Cost of revenue	$21	$7	$32	$14
Sales and marketing	277	52	410	242
Research and development	358	68	507	135
General and administrative	1,548	442	2,187	771
Total stock-based compensation	$2,204	$569	$3,136	$1,162

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Reconciliation of Non-GAAP net (loss) income
Net (loss) income	$(8,284)	$(279)	$(10,855)	$1,192
Stock-based compensation expense	2,204	569	3,136	1,162
Non-GAAP net (loss) income	$(6,080)	$290	$(7,719)	$2,354

Semrush Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$248,917	$269,665
Accounts receivable	2,346	2,190
Deferred contract costs, current portion	7,276	6,338
Prepaid expenses and other current assets	10,484	5,345
Total current assets	269,023	283,538
Property and equipment, net	8,632	8,270
Intangible assets, net	11,344	2,925
Goodwill	6,740	1,991
Deferred contract costs, net of current portion	2,586	2,254
Other assets	3,921	1,096
Total assets	$302,246	$300,074
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,729	$9,942
Accrued expenses	25,309	19,479
Deferred revenue	48,303	40,232
Other current liabilities	2,621	1,896
Total current liabilities	81,962	71,549
Long-term liabilities
Deferred revenue, net of current portion	185	237
Deferred tax liability	24	268
Other long-term liabilities	2,179	2,478
Total liabilities	84,350	74,532
Stockholders' equity
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized, and 43,261,183 shares issued and outstanding as of June 30, 2022; 31,841,861 shares issued and outstanding as of December 31, 2021	—	—
Class B common stock, $0.00001 par value - 160,000,000 shares authorized, and 97,975,754 shares issued and 97,870,664 outstanding as of June 30, 2022; 108,975,216 shares issued and 108,870,126 outstanding as of December 31, 2021	1	1
Additional paid-in capital	269,201	264,871
Accumulated other comprehensive deficit	(1,351)	(230)
Accumulated deficit	(49,955)	(39,100)
Total stockholders’ equity	217,896	225,542
Total liabilities and stockholders' equity	$302,246	$300,074

Semrush Holdings Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2022	2021
Operating Activities
Net (loss) income	$(10,855)	$1,192
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization expense	4,221	1,447
Amortization of deferred contract costs	4,763	2,950
Stock-based compensation expense	3,136	1,162
Non-cash interest expense	53	104
Change in fair value of convertible debt securities	(1,028)	—
Deferred taxes	202	(83)
Changes in operating assets and liabilities
Accounts receivable	109	(1,324)
Deferred contract costs	(6,033)	(4,789)
Prepaid expenses and other current assets	(4,874)	(4,530)
Other current liabilities	1,589	—
Accounts payable	(2,714)	720
Accrued expenses	4,818	4,981
Deferred revenue	7,240	8,229
Other long-term liabilities	(38)	—
Net cash provided by operating activities	589	10,059
Investing Activities
Purchases of property and equipment	(2,798)	(750)
Purchases of convertible debt securities	(2,000)	(500)
Capitalization of internal-use software development costs	(782)	(271)
Cash paid for acquisition of assets and businesses, net of cash acquired	(13,993)	(350)
Net cash used in investing activities	(19,573)	(1,871)
Financing Activities
Proceeds from exercise of stock options	1,194	26
Net proceeds from completing initial public offering	—	137,467
Payment of capital leases	(1,445)	(453)
Net cash (used in) provided by financing activities	(251)	137,040
Effect of exchange rate changes on cash and cash equivalents	(1,513)	—
(Decrease) increase in cash, cash equivalents and restricted cash	(20,748)	145,228
Cash, cash equivalents and restricted cash, at beginning of period	269,841	35,619
Cash, cash equivalents and restricted cash, at end of period	$249,093	$180,847

INVESTOR:
Bob Gujavarty
Semrush Holdings, Inc
bobby.gujavarty@semrush.com

MEDIA:
Jena Sullivan
Semrush Holdings, Inc.
pr@semrush.com

Source: Semrush Holdings, Inc.